As filed with the Securities and Exchange Commission on July 31, 2000
Registration No. _________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELL GENESYS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3061375
(State of Incorporation)	(IRS Employer Identification Number)

342 Lakeside Drive
Foster City, California   94404
(650) 425-4400
(Address, Including Zip Code, and Telephone Number, Including Area Code
of Registrar's Principal Executive Offices)

1998 Incentive Stock Plan
(Full Title of the Plans)

Employee Stock Purchase Plan
(Full Title of the Plans)

Matthew J. Pfeffer
Chief Financial Officer
CELL GENESYS, INC.
342 Lakeside Drive
Foster City, California   94404
(650) 425-4400
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

BARRY E. TAYLOR, ESQ.
Tracy Donsky, ESQ.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 PAGE MILL ROAD
PALO ALTO, CA 94304-1050
(650) 493-9300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following.___

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $.001 par value
-- 1998 Incentive Stock Plan........	1,500,000 shares	$23.28(1)	$34,920,000.00(1)	$9,218.88
Common Stock, $.001 par value
-- Employee Stock Purchase Plan...	150,000 shares	$23.28(2)	$2,968,200.00(2)	$783.60
Total.............................	1,650,000 shares	$23.28	$37,888,200.00	$10,002.48

(1) Estimated in accordance with Rules 457(h) and 457(c) under the Securities Act solely for the purpose of calculating the registration fee. In accordance with rule 457 (h), the computation is based on the weighted average exercise price of the options covered under the 1998 Incentive Stock Plan and the Employee Stock Purchase Plan.

CELL GENESYS, INC.
REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Document by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "COMMISSION"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed pursuant to Section 13(a) or 15(d) of the Exchange Act including any amendment to such From 10-Q.

     (c) The description of the Registrant's Common Stock and associated preferred share purchase rights, contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on March 24, 1992 and August 8, 1995, registering such shares and associated rights pursuant to Section 12 of the Exchange Act, including any amendment or report updating such descriptions.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "SECURITIES ACT"), as amended. The Company has included in its Certificate of Incorporation a provision that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. In addition, the Company's Bylaws provide that the Company is required to indemnify its officers and directors to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, and that the Company is required to advance expenses to its officers and directors as incurred. Further, the Company intends to enter into indemnification agreements with its officers and directors, providing such individuals indemnification to the maximum extent permitted by the Delaware General Corporation Law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the foregoing Bylaw provision or any Indemnification Agreement, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Title
4.1	1998 Incentive Stock Plan.
4.2	Employee Stock Purchase Plan.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Auditors.
24.1	Power of Attorney (see page II-4).

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filling of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CELL GENESYS, INC.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on this 31st day of July, 2000.

CELL GENESYS, INC.

By:	/S/ MATTHEW J. PFEFFER

Matthew J. Pfeffer
Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below constitutes and appoints, Matthew J. Pfeffer, or his attorney-in-fact, for him in any and all capacitie sign any and all amendments to this Registration Statement on Form S-8, file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifyin confirming all that said attorney-in-fact, or his substitute may do or be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed bel the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ STEPHEN A. SHERWIN, M.D. Stephen A. Sherwin, M.D.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 31, 2000
/s/ MATTHEW J. PFEFFER Matthew J. Pfeffer	Chief Financial Officer (Principal Financial and Accounting Officer)	July 31, 2000
/s/ DAVID W. CARTER David W. Carter	Director	July 31, 2000
/s/ JAMES M. GOWER James M. Gower	Director	July 31, 2000
/s/ JOHN T. POTTS, JR., M.D. John T. Potts, Jr., M.D.	Director	July 31, 2000
/s/ EUGENE L. STEP Eugene L. Step	Director	July 31, 2000
/s/ INDER M. VERMA, PH.D. Inder M. Verma, Ph.D.	Director	July 31, 2000

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

Registration Statement on Form S-8

CELL GENESYS, INC.

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
4.1	1998 Incentive Stock Plan.
4.2	Employee Stock Purchase Plan
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Auditors.
24.1	Power of Attorney (see page II-4).